UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2011 (January 18, 2011)
ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Vermont	0-29464	03-0153200

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Graniteville Road, Graniteville, Vermont	05654

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (802) 476-3121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On October 18, 2010, Rock of Ages Corporation (the “ Company”) entered into an Agreement and Plan of Merger (the “ Merger Agreement”) with Swenson Granite Company LLC (“ Parent”) and Granite Acquisition, LLC, a limited liability company wholly owned by Parent (“ Merger Sub”). On January 19, 2011, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company (the “ Merger”), and as a result of the Merger, the separate limited liability company existence of Merger Sub ceased and the Company, as the surviving corporation in the Merger, became a wholly owned subsidiary of Parent.
Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger: (1) all shares of the Company’s Class A Common Stock, no par value per share (the “ Company Class A Common Stock”), and the Company’s Class B Common Stock, no par value per share (the “ Company Class B Common Stock”, and together with the Company Class A Common Stock, the “ Company Common Stock”) that were held: (A) in the treasury of the Company or (B) by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent, were canceled; (2) each other share of Company Common Stock issued and outstanding immediately prior to the Merger (other than any shares as to which a dissenting shareholder has properly asserted dissenters’ rights under Vermont law) was converted into the right to receive $5.25 in cash without interest (the “ Merger Consideration”); and (3) the limited liability interests of Merger Sub were converted into and became one share of Company Class B common stock.
As a result of the Merger, the Company no longer fulfills the numerical listing requirements of The NASDAQ Global Market (“ NASDAQ”), and at the close of business on January 19, 2011 the Company Class A Common Stock ceased trading on NASDAQ. Also on January 19, 2011, at the Company's request, NASDAQ filed with the Securities and Exchange Commission (the “ SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “ Exchange Act”) on Form 25 to delist the Company Class A Common Stock from NASDAQ and deregister the Company Class A Common Stock under Section 12(b) of the Exchange Act. The Company expects to file with the SEC a Form 15 Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934, whereupon the Company’s reporting obligations under Sections 13 and 15 of the Exchange Act will be suspended.
A copy of the press release issued by the Company announcing the completion of the Merger is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.01. Changes in Control of Registrant
At the effective time of the Merger on January 19, 2011, the Company became a wholly owned subsidiary of Parent, as described in Item 3.01 of this Current Report on Form 8-K, and the composition of the Company’s board of directors changed as described in Item 5.02 of this Current Report on Form 8-K.
The information set forth in Items 3.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.
The Merger Consideration will be funded through a combination of: (1) Parent’s internally available cash; (2) a $20 million revolving credit line provided to Parent by People’s United Bank and Key Bank, National Association (together, the “ Lenders”); and (3) a $30 million acquisition and capital expenditures line provided to Parent by the Lenders.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
At the effective time of the Merger, James L. Fox, Pamela G. Sheiffer, Frederick E. Webster Jr., Ph.D., Donald M. Labonte and Richard C. Kimball ceased to be directors of the Company and members of any committee of the Company’s board of directors, which cessation was not because of any disagreements with the Company relating to the Company’s operations, policies or practices.
Pursuant to the Merger Agreement, the managers of Merger Sub immediately prior to the effective time of the Merger (Kurt Swenson, Kevin Swenson and Robert Pope) became, at the effective time of the Merger, the initial directors of the Company, as the surviving corporation in the Merger, to serve in accordance with the articles of incorporation and bylaws of the Company, as the surviving corporation in the Merger, until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. Also at the effective time of the Merger, Robert Pope was appointed the President and Chief Executive Officer, and Donald M. Labonte became the Chief Operating Officer, of the Company as the surviving corporation in the Merger. Information with respect to Messrs. Kurt Swenson, Kevin Swenson, Pope and Labonte is contained in the Definitive Proxy Statement originally filed by the Company with the SEC on December 16, 2010 and such information is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On January 18, 2011, the Company held a special meeting of shareholders. The Company Class A Common Stock is entitled to one vote per share and the Company Class B Common Stock is entitled to ten votes per share. Holders of 3,894,584 shares of Company Class A Common Stock and 2,588,630 shares of Company Class B Common Stock, representing a total of 29,780,884 votes, were present in person or by proxy at the special meeting.
At the special meeting, Proposal No. 1, to approve the Merger Agreement, was adopted by the requisite vote of shareholders. The vote on Proposal No. 1 was as follows:
FOR: 29,162,743 votes

AGAINST: 359,667 votes
ABSTAIN: 258,474 votes
BROKER NON-VOTES: N/A
The above vote included 2,986,642 shares of Company Class A Common Stock voting FOR Proposal No. 1 (excluding such shares so voted owned directly or through a broker or other nominee by members of Parent as certified by Parent to the Company), constituting approximately 68% of the outstanding shares of Company Class A Common Stock (excluding such shares owned directly or through a broker or other nominee by members of Parent as certified by Parent to the Company), thereby satisfying the condition in the Merger Agreement that, in addition to the Merger Agreement being approved by a majority of the votes represented by the outstanding Company Class A Common Stock and Company Class B Common Stock, voting together as a single group, the “Majority of the Minority Approval” also be obtained. The 2,986,642 shares of Company Class A Common Stock voted for Proposal No. 1 by holders of Company Class A Common Stock who are not members of Parent represented approximately 86% of the total shares of Company Class A Common Stock held by holders who are not members of Parent who were present in person or by proxy at the special meeting.
Proposal No. 2, to adjourn the special meeting if necessary to permit the further solicitation of proxies if there were insufficient votes of shares of Company Class A Common Stock to obtain the Majority of the Minority Approval, was mooted in light of the vote on Proposal No. 1. Nevertheless, the vote on Proposal No. 2, which required for approval that the votes cast in favor exceed the votes cast against, was tabulated and was as follows:
FOR: 29,136,296 votes
AGAINST: 376,245 votes
ABSTAIN: 268,343 votes
BROKER NON-VOTES: N/A
Accordingly, Proposal No. 2 was approved at the special meeting.
Item 8.01. Other Events.
On January 20, 2011, the Company issued a press release announcing the completion of the Merger. As a result of the Merger, the Company became a wholly owned subsidiary of Parent.
The press release announcing the completion of the Merger is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release Dated January 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION
Date January 20, 2011	By:	/s/ Laura A. Plude
Laura A. Plude
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by Rock of Ages Corporation on January 20, 2011.